CONTRACT OF EMPLOYMENT BETWEEN LUXFER HOLDINGS PLC LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE LUXFER GAS CYLINDERS LIMITED A member of LUXFER GROUP Anchora

LUXFER HOLDINGS PLC SERVICE AGREEMENT THIS AGREEMENT BETWEEN (1) LUXFER HOLDINGS PLC (Company Registration No.3690830) whose registered office is at Anchorage Gateway, 5 Anchorage Quay, Salford M50 3XE (“the Company”), and (2) # MEANING OF WORDS USED “Board”: the Board of Directors of Luxfer from time to time (including any committee of the Board duly appointed by it); “Change of Control”: has the meaning set forth in sub-clause 6.3.7. "Group Company": a holding company from time to time of the Company or any subsidiary or associated company from time to time of the Company or of any such holding company (for which purpose "holding company" and "subsidiary" have the meanings ascribed to them by Section 1159 of the Companies Act 2006 as amended by Section1160 from time to time and "associated company" means any company where any such holding company or subsidiary holds or controls more than 20% of the equity share capital); “Luxfer”: Luxfer Holdings PLC the ultimate holding company of the Company; “Luxfer Group” or “Group”: means the Group Companies whose ultimate holding company is Luxfer; “Person”: includes a body corporate and an unincorporated association of persons and references to a company include any body corporate. “Termination Date”: the date this Agreement terminates for any reason. RECITALS This Agreement contains the entire and only agreement and will govern the relationship between the Company and you from the Commencement Date in substitution for all previous agreements and arrangements (whether written, oral or implied) between the Company or any Group Company and you relating to your services all of which you agree by executing this Agreement will be deemed to have terminated by mutual consent with effect from the Commencement Date. Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement. Nothing in this clause shall limit or exclude any liability for fraud. 1. APPOINTMENT, POSITION AND DURATION 1.1 You will be employed in the position as described in the schedule to this Agreement ("the Schedule"). You will be employed in this position, subject to the terms of this Agreement and to any subsequent mutually agreed variation in your position, until this Agreement is terminated in accordance with clause 15 below. 1.2 Your employment with the Company in the position set out in the Schedule shall be deemed to have commenced on the Commencement Date shown in the Schedule. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT 1.3 You will if and so long as you are required by the Company carry out duties and/or act as director of the Company and/or a director, officer, or employee of any other Group Company. 2. DUTIES 2.1 You shall perform such duties and exercise such powers as shall from time to time be reasonably and lawfully required of you in your position of Chief Financial Officer or such other duties as may be required of you from time to time by the company. 2.2 Nothing in this Agreement requires the Company to allocate any, or any particular, duties to you or to provide you with any facilities or opportunity to work. 2.3 In the performance of your obligations under this Agreement you are required at all times to obey such lawful instructions as may be given to you from time to time by the Company and to comply with all policies and procedures relating to equal opportunities, harassment, health and safety, bribery, competition and with all other rules and procedures introduced by the Company or Luxfer from time to time including but not limited to the Luxfer Group Code of Ethics and the Luxfer Group Insider Trading Policy. For the avoidance of doubt such rules, policies and procedures do not form a part of your contract of employment and are not incorporated by reference into this Agreement. They can be changed, replaced or withdrawn at any time at the discretion of the Company. Breach of any rules, policies or procedures may result in disciplinary action. 2.4 During the course of your employment you shall: 2.4.1 promptly make such reports to the Board of Luxfer in connection with the affairs of the Company and any Group Company on such matters and at such times as reasonably required; 2.4.2 report your own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or a Group Company to the Chief Executive Officer or the Board as appropriate immediately on becoming aware of it; 2.4.3 consent to the Company monitoring and recording any use that you make of the Company’s electronic communication systems for the purpose of ensuring that the Company and Luxfer rules are being complied with and for legitimate business purposes; 2.4.4 comply with the requirements under both legislation and regulation as to the disclosure of inside information; 2.4.5 comply with the articles of association of the Company and any constitutional documents of any Group Company (as amended from time to time) of which you are a director or officer; 2.4.6 act as a director of the Company and carry out duties on behalf of any other Group Company including, if so required by the Board, acting as an officer or consultant of any such Group Company; 2.4.7 abide by any statutory, fiduciary or common-law duties to any Group Company of which you are a director; 2.4.8 do such things as are reasonable and necessary to ensure that you and any relevant Group Company comply with the UK and USA legislation rules including but not limited to Companies Act 2006 Listing Rules the Market Abuse Regulation (596/2014/EU) and the UK Corporate Governance Code (as amended from time to time); 2.4.9 comply with all requirements, recommendations or regulations, as amended from time to time, of the NYSE or any regulatory authorities relevant to any Group Company and any code of practice, policies or procedures manual issued by the Company (as amended from time to time) relating to dealing in the securities of LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT any Group Company; 2.4.10 neither commit or attempt to commit the criminal offence of insider dealing nor contravene Articles 14, 15 or 19 of the Market Abuse Regulation (Regulation 596/2014/EU); 2.4.11 comply with the Company’s anti-corruption and bribery policy and related procedures; 2.4.12 unless prevented by Incapacity, devote the whole of your time, attention and abilities to the business of the Company and any Group Company of which you are an officer or consultant; 2.4.13 faithfully and diligently exercise such powers and perform such duties as may from time to time be assigned to you by the Chief Executive Officer, Board together with such person or persons as the Company may appoint to act jointly with you; 2.4.14 comply with all reasonable and lawful directions given to you by the Chief Executive Officer and the Board; and, 2.4.15 use your best endeavours to promote, protect, develop and extend the business of the Company and the Group; 3. HOURS OF WORK There are no fixed hours of work for this employment. You are required to work such hours as may be necessary for the proper performance of your duties. Normal office hours will be advised to you by the Company, but you will be expected to work additional hours and any time off in lieu is entirely at the Company's discretion and subject to the needs of the business. 4. EXPENSES You will be reimbursed for all out-of-pocket expenses reasonably and properly incurred by you in the performance of your duties under this Agreement in accordance with the ‘Luxfer Group UK Personal Expenses Manual’. A copy of this document can be obtained from the Luxfer Group Finance Department. On long-haul flights, you are expected to travel business class where that is available. First class rail travel and domestic US first class flights are acceptable, but you are encouraged to travel economy on short flights. For the avoidance of doubt this policy is not incorporated by reference into this Agreement and it may be changed, replaced or withdrawn at any time at the discretion of the Company. 5. LOCATION Your normal place of work will be the Company’s headquarters as specified in the Schedule. You are expected to have your business office there. You are free to decide on accommodation. It is recognised, however, that you will be based in the USA and the company will reimburse all reasonable business travel and accommodation expenses. You will, however, from time to time, be required to perform the duties hereunder at and from any of the Company's or Group Company’s premises and shall undertake such travel within the United Kingdom, USA, and overseas as the Company shall reasonably require. 6. BENEFITS During the course of your employment you will receive the following:- 6.1 Basic Salary LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT You shall be paid, with effect from the Commencement Date, a gross annual salary as described in the Schedule which will accrue from day to day and be payable by equal monthly instalments on the 15th day of each month direct to your bank account. Your remuneration shall be reviewed annually on or about the 1 January in each year (or such other date as the Board shall determine) in accordance with the requirements of the Remuneration Policy. The Company will be under no obligation to award an increase following a review of your remuneration, Your salary will be inclusive of any director’s fees to which you may be entitled as a director of the Company or any Group Company. 6.2. Bonus Scheme You will be entitled to participate in the Luxfer Group Management Bonus Scheme (“the Bonus Scheme”) with the minimum target of 60% of your annual salary (the “Target Bonus Opportunity”) and a maximum potential bonus of 120% of your annual salary (the “Maximum Bonus Opportunity”) (together the Target Bonus Opportunity and the Maximum Bonus Opportunity will be referred to as the “Total Bonus Opportunity”). Of the Total Bonus Opportunity of 120% of annual salary, a bonus of between 40% (at budget) and 80% (at stretch) of annual salary will be earned based upon achievement of Key Performance Indicators (“KPIs”) chosen by the remuneration committee of the Board. A bonus opportunity of 20% of annual salary will be earned based upon achievement of one to five personal or strategic objectives set by the Chief Executive Officer and the Board. The Chief Executive Officer and the Board is committed to setting reasonable and appropriate personal and strategic objectives for you every year, Bonus targets at budget and stretch for Group KPIs will be the same for you as for other senior executives. If Group profit is chosen as a personal or strategic objective the target will be the same as set for any other senior executives. Notwithstanding the foregoing, the portion of the Total Bonus Opportunity that is based upon personal or strategic objectives is not payable if the Company does not meet or exceed its budgeted profit threshold as set up by the remuneration committee. The current profit threshold is set at 90% of budget trading profit. Participation in the Bonus Scheme is otherwise subject to the rules of the Bonus Scheme which shall be reviewed from time to time and which may be amended or replaced in the Company's absolute discretion. The Company may alter the terms of any bonus targets or withdraw them altogether at any time without prior notice. No such review or alteration may directly or indirectly reduce the Target Bonus Opportunity or the Maximum Bonus Opportunity. Participation in or payments under any such Bonus Scheme for any year will not confer any right upon you to be paid a bonus the following year or subsequent years. Bonus payments are not pensionable. Bonus payments will be made in accordance with the Company’s bonus scheme as applied to all senior executives. 6.3 Shareholding 6.3.1 You will be entitled to participate in the Luxfer Holdings Long Term Incentive Plan (“LTiP”). Participation in the LTiP is subject to the rules of the LTiP which shall be reviewed from time to time and which may be amended or replaced in the Company's absolute discretion. During each year of your employment, you will have the ability to earn equity awards with a value of 75% of your annual basic salary (the “Target LTiP Opportunity”). The financial targets and terms for earning the annual equity awards will be consistent with the overall company LTiP plan. The relevant KPIs will be the same for you and the rest of the senior executive team. In no circumstances can your LTiP pay-out exceed the cap in the Company’s Remuneration Policy as approved by the shareholders in General LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT Meeting.The current cap in the company remuneration policy for CFO is 120%. 6.3.2 As CFO of Luxfer you are required to maintain a minimum holding of Luxfer ordinary shares of 50p each or an equivalent amount of American Depository Shares (“ADS”) (“Shares”) in your own or your spouse’s name, the amount to be determined by the Board from time to time on behalf of the Company. The current minimum requirement is to hold Shares to the value of 1.5 times your annual basic salary. You have five years in which to acquire this holding. Within the Company’s Remuneration Policy, this requirement shall be reviewed from time to time and may be amended, increased, decreased, replaced or withdrawn in the Company’s absolute discretion. In no event, however, shall the Share ownership requirement exceed 2 times your annual basic salary. If the Company increases the shareholding requirement, you will have twenty-four months in which to purchase or otherwise acquire the additional shares. 6.3.3 Under the terms of the current version of the Luxfer Group Insider Trading Policy which the Company has adopted, in this position you will be classed as a “Covered Person” for insider trading purposes and must obtain permission under that policy to trade any shares/ADR/ADS in accordance with the rules set out in the policy. 6.3.4 Upon your commencement of employment under this Agreement, the Company will grant you 21,000 nominal cost RSUs that will become vested in equal tranches over the first three anniversaries of your employment. 6.3.5 Upon your commencement of employment under this Agreement, the Company will award you performance based nominal cost RSU’s to vest on the Group being able to report at least the following earnings per share (“EPS”) figures, as follows: (i) 5,000 RSUs that will become vested upon the attainment of EPS of $1.20 in any calendar year up to and including 2020. (ii) 10,000 RSUs that will become vested upon the attainment of EPS of $1.30 in any calendar year up to and including 2022. (iii) 15,000 RSUs that will become vested upon the attainment of EPS of $1.40 in any calendar year up to and including 2024. For this purpose, the EPS shall be the adjusted fully diluted earnings per share as reported consistently. In order for the RSUs to vest as described above, the Return on Capital Employed (“RoCE”) must equal or exceed 10% after tax in the calendar year for which the EPS achievement is measured. Shares obtained pursuant to this sub-clause 6.3.5 must be held for at least five years from the date of award of the RSUs. 6.3.6 In the event of a Change of Control, all unvested time-based equity awards will vest. Performance-based awards will be handled in line with the Remuneration Policy and the rules of the LTIP scheme, as applicable to a change of control scenario. The minimum holding period of five years will no longer apply. 6.3.7 For purposes of this Agreement, the term “Change of Control” shall mean the occurrence of any of the following: LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change of Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's stock and acquires additional stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's stock possessing 30% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve- month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or; (iv) the Group has disposed of more than 40 percent of its assets and has no plan to reinvest the bulk of the proceeds in building the remaining businesses within eighteen months. 6.4 Pension/401K You will be eligible to participate in in the Company’s 401K plan in the USA which currently matches employee contributions up to 6% subject to the maximum amount allowed by IRS. 6.5 Life Assurance During your employment, you will be entitled to participate at the Company's expense in either the UK or USA life assurance schemes as possible and appropriate (subject at all times to the applicable rules, which may change from time to time). For its own benefit, the Company has a 24 hour accident insurance arrangement which will provide either three times or five times annual salary (depending on the circumstances) in the event of your accidental death, or where you sustain specific permanently disabling injuries whilst on the Company’s business. The benefits under the policy in respect of you are payable to the Company. However, the Company may at its sole discretion make payment to you of some or all of the benefits received by it under the policy in accordance with any wishes expressed by you in an ‘expression of wish form’. This, and the above, form can be obtained from the Company’s Pensions Manager and should be completed and returned as soon as possible after you join the Company. 6.6 Medical and Dental Insurance You are entitled to participate, at the Company’s expense in the Luxfer Group Corporate Health Care Scheme for either UK or USA-based employees, as possible and appropriate, subject to the rules of the relevant Scheme for your benefit and your spouse and all dependent children. Prior to your being able to join one of the Company’s health plans described above, and for a maximum of twelve months, the company will pay the actual cost of maintaining your existing US-based health cover. 6.7 Annual Medical Examination In addition you are encouraged to have an annual medical examination for which the Company will pay. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT 6.8 Insurance Schemes Any insurance scheme or policy which is provided for your benefit is subject to the Company's right to alter the terms of cover provided or any term of the scheme or policy from time to time. Benefits under any insurance scheme shall be subject to the rules of that scheme and the terms of any applicable insurance policy and are conditional on you complying with and satisfying any applicable requirements of the insurers. Copies of these rules and policies and particulars of the requirements as amended from time to time shall be provided to you on request. The Company shall have no liability to pay any benefit to you under any insurance scheme unless it receives payment of the benefit from the insurer under the scheme and shall not be responsible for providing you with any benefit under an insurance scheme in the event that the relevant insurer refuses for whatever reason to pay or provide or to continue to pay or provide that benefit to you. 6.9 Company Car / Perks Allowance The Company shall reimburse you in respect of fuel costs for business mileage at the Company’s business mileage rate. You shall immediately inform the Company if you are disqualified from driving and you shall cease to be entitled to reimbursement under this sub-clause 6.9 6.10 Relocation Expenses If you agree to relocate your family home to your normal place of work, as identified in clause 5, the Company shall pay reasonable expenses to relocate yourself and your family. Such reimbursement shall be in line with the Company’s Relocation Policy, and will include: (i) reasonable direct expenses of (realtor, legal) selling your properties in the USA (if you choose to do so), (ii) reasonable direct expenses of purchasing a property (legal, stamp duty), (iii) the cost of bringing your family over on one return trip to look at possible locations, (iv) the cost of bringing your family over to their new home, (v) the cost of bringing your personal goods (furniture etc.) to your new home, (vi) the cost of up to 45 days temporary accommodation for you and your family, and (vii) and an incidental expenses allowance of two months’ basic salary. In respect of items i, ii, and v of this clause, the Company will expect at least two competitive quotes to be sought and the cheaper taken. 6.11 Legal Expenses The company will also pay for reasonable legal costs incurred by you to review and finalize this contract. 6.12 Tax Protection In addition, the Company will provide you with tax protection, if applicable, to account for any tax liabilities above US tax liabilities, resulting from compensation and benefits provided to you by the Company. Because you are a United States citizen who has been and will be performing services in the United Kingdom (and other locations), you may be subject to personal income taxation in both the United States and other countries. In order to protect you from double taxation, you shall be entitled to a tax protection payment compensating you for any unavoidable excess of actual US and foreign taxes that you incur over the amount of U.S. federal and state taxes you would have paid if you were an employee based in the United States such that the after tax amount actually retained by you is equal to the after tax amount you would have retained if you had been an employee in the United States (“Tax Protection Payment”). In calculating actual US taxes that you incur, it will be assumed that where possible you will claim a credit for foreign taxes you pay or accrue in accordance with the guidance provided within IRS Publication 514 as LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT updated from time to time. In addition, the Tax Protection Payment shall include payment by the Company of any additional taxes required to be paid by you due to the Tax Protection Payment. The Company shall pay the reasonable cost of a tax advisor to assist you with the preparation of your tax returns and the resolution of any tax issues that may result from payment received as a result of your employemtn with the Company ouside of the United States. It is your responsibility to file returns, claim all available deductions and allowances, and provide any required documentation on a tiomely basis to comply with US expatriate tax laws as well as the tax laws of the United Kingdom. Notwithstanding anything herin to the contrary, the Tax Protection Payment provided in this clause will only apply with respect to payments and other compensation you have received and will receive from the Company and will apply as to both (i) any tax periods in which you receive or will receive any such payments or other compensation from the Company and (ii) any tax periods in which you are subject to taxation in the United Kingdom in respect of his emploiyemnt with the Company. For the avoidance of doubt, you will be entitled to the Tax Protection Payment under this clause without regard to the reason your employment terminates. Payment of the Tax Protection Payment shall be made by the end of the calendar tear next following the calendar year in which you remit the related taxes. More complex situations, such as how to handle a split tax year, will be reviewed by the Company’s Tax Adviser and the employee’s Tax Adviser to reach a fair and reasonable assessment of the Company’s liability under this clause. 7. HOLIDAYS 7.1 In addition to normal public holidays you shall be entitled to the number of working days’ paid holiday in each holiday year as specified in the Schedule, such holiday to be taken at such time or times as may be approved by the Company. 7.2 The Company’s holiday year is from 1 April up to and including 31 March. In the respective holiday years in which your employment commences or terminates, your entitlement to holiday shall accrue on a pro rata basis for each completed calendar month of service during the relevant year. 7.3 If, on the termination of your employment, you have exceeded your accrued holiday entitlement, the value of such excess, calculated by reference to clause 7.2 and your Salary, may be deducted from any sums due to you and if there are no such sums due, you shall repay such excess to the Company on such termination. If you have unused holiday entitlement, the Company may either require you to take such unused holiday during any notice period or make a payment to you in lieu of it, calculated as above. 7.4 Subject to your statutory rights under the Working Time Regulations 1998, holiday entitlement for one holiday year cannot be taken in subsequent holiday years unless otherwise agreed by the Company. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu of it. 7.5 Where there are shutdowns at your place of work you must, if required to do so, take part of your holiday entitlement at these times. Otherwise you may take your holiday entitlement by mutual agreement with your manager. 7.6 If you fall ill during your annual holiday, you may take further holidays to cover the period of sickness. However, to do this you must provide a medical certificate to cover the period of sickness and obtain the agreement of your manager before taking further holiday. 8. SICKNESS BENEFIT LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT 8.1 In the event that you are prevented by illness, accident or other injury from properly performing your duties, subject to your compliance with this clause 8 and the Company’s approval, you shall be entitled to receive sickness benefits in accordance with the Company's Sickness & Absence Policy. This policy may be amended from time to time at the Company’s discretion. Any payments made under this clause will include any Statutory Sick Pay payable and when it is exhausted will be reduced by Social Security Sickness Benefit or other benefits recoverable by you (whether or not recovered). For the avoidance of doubt your right to receive Company sickness payments will not prejudice or in any way limit the Company’s right to terminate your employment pursuant to this Agreement. 8.2 You will notify the Company as soon as possible and at least by 10.00 am on the first day of your absence the fact of your absence and the reason and on each day thereafter. If the incapacity continues for a period of seven days or more, you will produce to the Company medical certificates for the duration of your absence. 8.3 Whether or not you are absent by reason of sickness, injury or other incapacity you will, at the request of the Company agree to have a medical examination by a doctor appointed and paid for by the Company and you authorise the Company to have unconditional access to any report or reports (including copies) produced as a result of any examination from time to time by the Company. 8.4 If you are incapable of performing your duties by reason of circumstances where you have a claim for compensation against a third party and you recover compensation for loss of earnings whether from a third party or otherwise, you shall repay a sum equal to the amount recovered, or if less, any amounts paid to you by the Company during your absence. 8.5 The rights of the Company to terminate your employment under the terms of this Agreement apply even when such termination would or might cause you to forfeit any entitlement to sick pay, permanent health insurance or other benefits. 9. DEDUCTION FROM PAY You authorise the Company to deduct from your salary, any pay in lieu of notice, commission, bonus, holiday and sick pay or any termination payment any sums which you may owe to the Company including without limitation any overpayment of salary or expenses, any debt or loans or any other sum or sums which may be required to be authorised pursuant to Section 13 of the Employment Rights Act 1996. 10. EXCLUSIVITY OF SERVICE 10.1 During the continuance of this Agreement (including during any period of ‘garden leave’ pursuant to clause 15.5 below) you shall, unless prevented by ill health, devote the whole of your time and attention to the business of the Company and shall not without the previous consent of the Company in writing (such consent not to be unreasonably withheld) engage in any other employment or business or hold any position honorary or otherwise in any company, business, partnership or other organisation PROVIDED ALWAYS that nothing in this clause shall preclude you from holding or being otherwise interested in any other shares or other securities of any company which are for the time being quoted on any recognised stock exchange so long as your interest therein does not extend to more than 100th part of the aggregate amount of such securities. 10.2 You are required to comply at all times and in all respects with the Company's requirements on declaration of interest, and those required by the Companies Act 2006 as amended from time to time and any other regulation, statute or legislation applicable to you as a director of the Company or a Group Company in any relevant jurisdiction and to promptly notify the Company Secretary of the Company or Luxfer LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT as appropriate in writing of any financial or other beneficial interest in outside activities whether as principal, partner, director, sole trader or otherwise. Failure to disclose such interest will be considered by the Company to be gross misconduct. 10.3 After two years of service, the Board will consider an application from you to take on one additional non-executive position provided that it does not involve more than five days of work time and there is no obvious conflict with either the business of the Company or its reporting and meeting timetable. 11. CONFIDENTIALITY AND INTEGRITY 11.1 In the course of your employment you will acquire confidential information about the Company (and any Group Company) and its products, plans, systems and processes, customers and suppliers, including secret information of a technical nature as to the design, operation, specifications, costing and development of products. You will also have close contact with and knowledge of the Company's customers with whom you deal, and fellow employees. 11.2 You must at all times (whether during your employment or after it terminates) keep confidential, and must not, except with the express prior written permission of the Company or where necessary in the proper exercise of your duties, directly or indirectly use, disclose to any third party, including any employee of the Company not authorised to receive such information, or fail to keep properly secure from disclosure, all secret or confidential information of whatever kind that may have come to your knowledge during or as a result of your employment by the Company, including but without limitation information relating to the Company, its technical processes, business plans, finances, staff, customers, prospective customers, suppliers or products, information of a like kind relating to any Group Company, information which has been disclosed to the Company in confidence by a third party, and any other information of a kind that would usually be regarded as secret or confidential. 11.3 For the avoidance of doubt you will not, without limit of time, disclose to any other person, directly or indirectly, without the prior written permission of the Company or use for your own purposes or those of any other person any secret or confidential information about the Company, its products, business, customers, suppliers or employees, including without limitation:- i) the identity of and terms of business of any supplier of the Company; ii) the identity of any customer of the Company, and information as to products supplied to such customer, prices charged for any such products, and requirements and likely future requirements of such customer; iii) the design and constructions of any of the Company's processes or products or any proposed or potential process or product and any information as to the software systems, engineering specifications or manufacturing methods of any such product or proposed or potential product; iv) the Company's business plans and intentions including prospective acquisitions and development opportunities; v) any information disclosed in confidence to the Company by any third party; vi) any financial information including levels of salaries and other remuneration and benefits payable to individual employees of the Company; vii) any confidential information of a similar nature to the foregoing relating to any other Group Company; being in each case information which you have acquired in the course of or by reason of your employment with the Company. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT This clause 11 does not prevent you from disclosure or use of information which has at the time entered the public domain, otherwise than by your wrongful act or omission, or disclosure in obedience to an order of a court or tribunal of competent jurisdiction. The provisions of this clause 11 are without prejudice to your duties and obligations to be implied into this Agreement at common law. 11.4 Except in the proper course of your duties under this Agreement you will not remove from the Company or any Group Company premises or copy or allow others to copy the contents of any document, computer, data storage device, tape or other tangible item which contains confidential information or which belongs to the Company or any Group Company. 11.5 You must not at any time make any untrue, misleading or disparaging statement relating to the Company or a Group Company. 11.6 Nothing in this clause shall be construed as preventing you from making a “protected disclosure” within the meaning of the Public Interest Disclosure Act 1998 as amended but you are advised to refer to the Company’s disclosure policy on the subject before doing so. 11.7 Any deliberate or culpable misuse or disclosure in breach of this clause will be treated as gross misconduct and may result in summary dismissal. 11.8 If you have been appointed a director of the Company or any Group Company at any time and if any circumstances should arise in which it becomes necessary for you to seek separate independent legal advice about your fiduciary responsibilities as a director of the Company or about any potential conflict between your duties owed to the Company and your duties owed to any Group Company, you shall comply with the Luxfer Board Resolution on independent professional advice for directors as amended from time to time a copy of which can be obtained from the Company Secretary of Luxfer. 12. COMPANY PROPERTY All notes, memoranda, drawings, designs, sketches formulae, computer software, prototypes or other equipment or materials (by whatever medium made kept or stored) concerning the business of the Company (or any supplier or customer of the Company) or Group Company as shall be made or received by you during the course of your employment shall be the property of the Company or the relevant Group Company and shall be surrendered by you to someone duly authorised in that behalf at the termination of your employment or on the request of the Company at any time during the course of your employment. 13. INTELLECTUAL PROPERTY 13.1 In this clause 13 “Intellectual Property” means any: i) concept, discovery, invention, process, procedure, development or improvement in process or procedure; ii) data, design, formula, model, plans, drawings, documentation, database, computer program or software (including related preparatory and design materials) whether registrable or not and whether or not copyright or design rights subsist in it; and iii) idea, method, information or know-how which is made, discovered, created or generated by you whether alone or with others and in the course of your employment which relates to or affects the business of the LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT Company or any Group Company or which is capable of being used or adapted for use in connection with any such company. 13.2 Without prejudice to the provisions of the Patents Act 1977, the Copyright Designs and Patents Act 1988 and any other applicable legislation: 13.2.1 you must immediately disclose to the Company or the relevant Group Company full details of any Intellectual Property; 13.2.2 if the rights in the Intellectual Property belong to the Company or a Group Company or are capable of doing so, you will act as trustee for the Company or the relevant Group Company in relation to them; 13.2.3 if requested by the Company or a Group Company whether during your employment or after the Termination Date you will at the expense of the Company or the relevant Group Company do everything necessary (including executing documents) to: i) protect all current and future rights in the Intellectual Property (by applying for letters patent or other appropriate form of protection) in the United Kingdom or any other part of the world; ii) vest, transfer or assign such protection or right as the case may be to the Company or the relevant Group Company or its nominee with full title guarantee and the right to sue for past infringement and recover damages; and iii) to provide all reasonable assistance as the Company or the relevant Group Company may require to obtain, maintain or enforce rights to the Intellectual Property; 13.2.4 you hereby irrevocably and unconditionally waive in favour of the Company or the relevant Group Company the moral rights conferred on you by the Copyright Designs and Patents Act 1988 (and all similar rights in other jurisdictions) in respect of any Intellectual Property right in which the copyright is vested in the Company or the relevant Group Company under this clause or otherwise; 13.2.5 you hereby agree not to publish or disclose to any third party any information regarding Intellectual Property or do anything which may prejudice any patent or protection of Intellectual Property. 13.2.6 pending the execution of documents, necessary to effect your obligations under this clause 13 you agree to hold all rights and interest in the Intellectual Property as a bare trustee for the Company (or any Group Company). 14. EXECUTION OF DOCUMENTS AND ATTORNEY You hereby irrevocably authorise the Company or the relevant Group Company to appoint a person to execute any documents and to do everything necessary to effect your obligations under clause 13 on your behalf. 15. TERMINATION 15.1 If you wish to terminate this Agreement for any reason you must give the Company notice in writing. Subject to the provisions of clause 15.3(iii), the minimum Notice Period to be given by you is specified in the Schedule. 15.2 The Company may terminate your employment under this Agreement at any time: LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT (i) by giving you notice in writing, in which case the provisions of either 15.3(i) or clause 15.11 will apply; (ii) summarily, without payment in lieu of notice or other compensation (except compensation earned through the date of such termination), if you are found by the Company to have: (a) committed gross misconduct, gross incompetence or repeat or continue any other material breach of your obligations under this Agreement; or (b) committed, been charged with or convicted of any criminal offence other than an offence which does not in the reasonable opinion of the Company affect your position under this Agreement; or (c) breached the Company’s or Luxfer’s anti-corruption and bribery policy or related procedures; or (d) become bankrupt or and enter into any arrangement or composition with creditors generally or; (e) resigned or vacated your office as a director of the Company or any Group Company otherwise than by agreement with or at the request of the Company or such Group Company; or (f) become of unsound mind ( which includes lacking capacity under the Mental Capacity Act 2005, or a patient under any statute relating to mental health); (g) engaged in any conduct which, in the reasonable opinion of the Board, brings or has the potential to bring yourself or the Company or any Group Company into disrepute; (h) been found guilty of a breach of the requirements, rules or regulations as amended from time to time of the New York Stock Exchange, the FCA, the Market Abuse Regulation (596/2014/EU) and any directly applicable regulation made under that Regulation or any regulatory authorities relevant to any Group Company or any code of practice, policy or procedures manual issued by the Company (as amended from time to time) relating to dealing in the securities of the Company and any Group Company; (i) committed any serious or repeated breach or serious non-observance of any of the provisions of this Agreement or refused or neglected to comply with any reasonable and lawful directions of the Board; or (j) been, in the reasonable opinion of the Board, negligent and incompetent in the performance of your duties. 15.3 (i) Except in circumstance involving a Change of Control, which will entitle you to payment in accordance with clause 15.11, if the Company terminates this Agreement for any reason otherwise than pursuant to clause 15.2(ii), the Company will pay you, in lieu of the Notice Period to which you are entitled under the Schedule, a sum equal to your annual basic salary and Target Bonus Opportunity (together the “PILON”). In addition, all outstanding and unvested time-based awards will be vested immediately and transferred to you in a timely manner consistent with Government regulations. Performance based awards will be dealt with in line with the Company’s Remuneration Policy and LTiP rules. Your employment with the Company will end at the date of payment of the PILON and, following satisfaction of the terms of this clause 15.3(i), the Company will have no further liability under this Agreement. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT (ii) The Company reserves the right in the event of notice of termination by you under clause 15.1 and without giving any reason, to terminate your employment immediately (prior to the end of the Notice Period). If the Company exercises the right described in the previous sentence, the Company shall, in lieu of your Notice Period, (i) pay to you your basic salary for the Notice Period or outstanding balance thereof, (ii) immediately pay to you an amount equal to your Target Bonus Opportunity for the year in which the termination of employment occurs, and (iii) vest any unvested time-based awards that would have become vested during the Notice Period and transfer these to you in a timely manner consistent with Government regulations. Performance based awards will be dealt with in line with the Company’s Remuneration Policy and LTiP rules. Your employment with the Company will end at the date of payment of sums payable hereunder and, following satisfaction of the terms of this clause 15.3(ii), the Company will have no further liability under this Agreement. (iii) Except in circumstance involving a Change of Control, which will entitle you to payment in accordance with clause 15.11, if the Company, without your consent, makes a material and adverse change to (a) your salary or other aspect of your remuneration package; and/or (b) your role or responsibilities as contemplated at the date of this Agreement, you will have the right to terminate your employment immediately, in which case the Company will pay you, in lieu of the Notice Period to which you are entitled under the Schedule, a sum equivalent to the amount that would fall due in the event of termination pursuant to clause 15.3(i). For the purposes of this clause 15.3(iii). Your employment with the Company will end at the date of such payment and, following satisfaction of the terms of this clause 15.3(iii), the Company will have no further liability under this Agreement. 15.4 At any time during the currency of notice of termination given by you under clause 15.1 the Company may exercise its rights under clause 15.3(ii) above for all or any part of the outstanding period of notice. 15.5 After notice of termination has been given by you pursuant to clause 15.1 and if the Company has not exercised its discretion under clause 15.3(ii), provided that you continue to be paid and enjoy your full contractual benefits until the end of the Notice Period, the Company in its absolute discretion without breaking the terms of this Agreement or giving rise to any claim against the Company or any Group Company for all or part of the Notice Period (as the case may be): (i) exclude you from the premises of the Company and/or any Group Company; (ii) require you to carry out specified duties (consistent with your status, role and experience) for the Company and/or any Group Company other than those referred to in clause 2 or to carry out no duties; (iii) announce to employees, suppliers and customers of the Company and/or any Group Company and the New York Stock Exchange or other applicable regulatory body that you have been given notice of termination or have resigned (as the case may be); (iv) instruct you not to communicate orally or in writing with suppliers, customers, employees, agents or representatives of the Company and/or any Group Companies until your employment under this Agreement has terminated. (v) (If you have been appointed a director of the Company or any Group Company at any time) request you to give notice resigning immediately without claim for the compensation (but without prejudice to any claim you may have for damages for breach of this Agreement): LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT (i) as a director of the Company and all such Group Companies of which you are a director; and (ii) all trusteeships held by you of any pension scheme or other trusts established by the Company or any Group Company or any other company with which you have had dealings as a consequence of your employment with the Company. For the avoidance of doubt, your duties and obligations under clause 2 and, those to be implied into this Agreement at common law, continue to apply during any period of exclusion pursuant to this clause. 15.6 On commencement of any period of exclusion pursuant to clause 15.5 you will deliver up to the Company in accordance with clause 12 all property belonging to the Company or any Group Company. 15.7 During any period of exclusion pursuant to clause 15.5 you will not be entitled to accrue holiday. Any untaken holiday entitlement accrued up to the date of commencement of leave should be taken during the leave period. You agree to notify the Company of any days or days during the exclusion period when you will be unavailable due to holiday and will endeavour to agree convenient holiday dates in advance with the Company. 15.8 Before and after termination of your employment, you will provide the Company and/or any Group Company with reasonable assistance regarding matters of which you have knowledge and/or experience in any proceedings or possible proceedings in which the Company and/or Group Company is or may be a party. If your employment with the Company has been terminated in accordance with clause 15.3, you will be compensated at a daily rate consistent with your basic salary in effect as of the notice of termination. 15.9 At any time after notice (including summary notice) to terminate this Agreement has been served or received by the Company, the Company may require you to (i) transfer, without payment, to the Company (or as the Company may direct) any nominee shareholdings provided to you by or held by you in or on behalf of any Group Company; and/or (ii) return to the Company on request any documents, computer disks and tapes and other tangible items in your possession or under your control which belong to the Company or any Group Company or which contain or refer to any confidential information; and/or (iii) delete all confidential information from any computer, disks, tapes or other re-usable material in your possession or under your control and destroy all other documents and tangible items in your possession or under your control which contain or refer to any confidential information; and/or (iv) resign immediately without compensation from any office that you hold in or on behalf of any Group Company; and/or (v) provide a signed statement that you have complied fully with your obligations under this clause 15.9 together with such reasonable evidence of compliance as the Company may request. If you fail to comply with clauses 15.9(i) and/or 15.9(ii) within seven days of being required, the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign any document or do anything necessary or requisite to effect such resignation(s) and/or transfer(s) (without prejudice to any claims which you may have against the Company arising out of this Agreement or its termination). 15.10 If your employment by the Company is terminated in connection with a Change of Control and: LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT (i) you receive an offer of employment with any company concerned with such Change of Control (each a “Successor”); and (ii) the offer is for employment of a similar nature and on terms generally no less favourable than those of your employment under this Agreement (“Equivalent Position”); Then, except with respect to a termination described in clause 15.11, you shall have no claim against the Company in respect of the termination of your employment. 15.11 If your employment with the Company is terminated by the Company in connection with a Change of Control and you do not receive an offer of employment with an Equivalent Position (as described in clause 15.10), or your employment with the Company is terminated by the Company (or the Successor), otherwise than pursuant to clause 15.2 (ii), within two years following a Change of Control, then you will be entitled to a redundancy payment in line with the Company’s normal practice for senior executives (as at the date of this Agreement), but calculated using two-times your highest annual basic salary instead of basic salary. Outstanding but unvested time-based LTiP awards will vest immediately, while performance-based awards and bonus will be treated in accordance with the Remuneration Policy and the rules of the LTiP scheme, as applicable to a change of control scenario. Your employment with the Company will end at the date of payment of the redundancy payment and, following satisfaction of the terms of this clause 15.11, the Company will have no further liability under this Agreement. 16 RESTRICTIONS FOLLOWING TERMINATION 16.1 In this clause 16 the following expressions have the following meanings: “Critical Person” any person who was an employee, agent, director, consultant or independent contractor employed, appointed or engaged by the Company or any Relevant Group Company at any time within the Relevant Period who by reason of such employment, appointment or engagement and in particular his/her seniority and expertise or knowledge of trade secrets or confidential information of the Company or any Group Company or knowledge of or influence over the clients, customers or suppliers of the Company or any Group Company is likely to be able to assist or benefit a business in or proposing to be in competition with the Company or any Relevant Group Company; “Products or Services” products or services which are of the same kind as or of a materially similar kind to or competitive with any products or services sold or supplied by the Company or any Relevant Group Company within the Relevant Period including for the avoidance of doubt but not limited to high pressure and composite gas cylinders; magnesium alloys, powders and wrought products; chemically derived zirconium oxides and chemicals; superplastically formed aluminium and composite components and any additional core product lines that the Company or a Group Company may have manufactured in the Relevant Period prior to you leaving the Company for whatever reason; LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT “Relevant Customer” any person, firm, company or organisation who or which at any time during the Relevant Period is or was: i) negotiating with the Company or a Relevant Group Company for the sale or supply of Relevant Products or Services; or ii) a client or customer of the Company or any Relevant Group Company for the sale or supply of Relevant Products or Services; or iii) in the habit of dealing with the Company or any Relevant Group Company for the sale or supply of Relevant Products or Services and in each case with whom or which you were directly concerned or connected or of whom or which you had personal knowledge during the Relevant Period in the course of your employment hereunder; “Relevant Group Company” any Group Company (other than the Company) for which you have performed services under this Agreement or for which you had operational/management responsibility at any time during the Relevant Period; “Relevant Period” the period of 12 months immediately before the Termination Date or (where such provision is applied) the commencement of any period of exclusion pursuant to clause 16.2 if earlier; “Relevant Products or Products or Services with which sale or supply you Services” were directly concerned or connected or of which you had personal knowledge during the Relevant Period in the course of your employment hereunder; “Restricted Territory” any country in which the Company or any Group Company has a material interest in the sale or supply of Products or Services. 16.2 You will not without the prior written consent of the Company (such consent not to be unreasonably withheld) directly or indirectly and whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise: 16.2.1 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in, or provide commercial or professional advice to, any other business which supplies Products or Services in competition with the Company or any Relevant Group Company PROVIDED that this restriction does not apply to prevent you from: (i) undertaking duties or activities which are materially different from those undertaken by you during the Relevant Period in the performance of your duties hereunder; or (ii) holding shares or other securities in any company which is quoted, listed or otherwise dealt in on a recognised investment exchange or other securities market and which LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT confer not more than four per cent of the votes which could be cast at a general meeting of such company; 16.2.2 within the Restricted Territory for a period of twelve months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period has supplied products or services to the Company or any Relevant Group Company or is or was at any time during the Relevant Period a Relevant Customer of the Company or any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease, alter or materially to reduce its supplies to the Company (or any Relevant Group Company as the case may be) or the Relevant Customer to cease or materially to reduce its orders or contracts with the Company or any Relevant Group Company; or 16.2.3 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply of Relevant Products or Services or endeavour to do so; or 16.2.4 for a period of twelve months from the Termination Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so; or 16.2.5 for a period of twelve months from the Termination Date solicit, induce or entice away from the Company or any Relevant Group Company or, in connection with any business in or proposing to be in competition with the Company or any Relevant Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Critical Person whether or not such person would commit any breach of his or her contract of employment or engagement by leaving the service of the Company or any Relevant Group Company; 16.2.6 use in connection with any business any name, which includes the name of the Company or any Group Company or any colourable imitation of it. 16.3 Whilst the restrictions in this clause 16 (on which you have had an opportunity to take independent advice as you hereby acknowledge) are regarded by the parties as fair and reasonable, it is hereby declared that each of the restrictions in this clause 16 is intended to be separate and severable. If any restriction is held to be unreasonably wide but would be valid if part of the wording (including in particular but without limitation the defined expressions referred to in clause 16.1) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid. 16.4 The parties agree that the periods referred to in sub-clauses 16.2.1, 16.2.2, 16.2.3, 16.2.4 and 16.2.5 above will be reduced by one day for every day during which at the Company’s direction and pursuant to clause 15.5 above you have been excluded from the Company’s premises and/or have not carried out any duties or have carried out duties other than your normal duties. 16.5 If you breach any of the provisions in this clause 16 the Company will be entitled by written notice to you to extend the period during which the provisions of clause 16 which have been breached apply by an equivalent period to that during which the breach or breaches have continued, such additional period to commence on the date on which the said period would have otherwise expired. You hereby agree that if the Company so extends the period of any such restriction, this will not prejudice the right of the Company to apply to the Courts for injunctive relief in order to compel LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT you to comply with the provisions of this clause 16 and/or damages, as the case may be. 16.6 For the purposes of clause 16 the Company has entered into this Agreement as agent for and trustee of all Relevant Group Companies and all Group Companies respectively. If requested to do so, you will enter into another agreement directly with any of our Group Companies. 16.7 If you apply for or are offered a new employment, appointment or engagement, before entering into any related contract you will bring the terms of this Agreement to the attention of a third party proposing directly or indirectly to employ, appoint or engage you. 17. NOTICES Any notice given under this Agreement shall be deemed well served if when addressed to the Company it be left at the address identified in this Agreement or be sent by first class post addressed to that address, or if when addressed to you it be served personally or be sent by first class post addressed to you at the usual or last known address and in case of service by first class post the date of service shall be the date following the date of posting. 18. DATA PROTECTION 18.1 For the purposes of the Data Protection Act 1998 you consent to the processing of all or any personal data (in manual, electronic or any other form) relevant to your employment, by the Company or any Group Company and/or any agent or third party nominated by the Company and bound by a duty of confidentiality. Processing includes, but is not limited to, obtaining, recording, using and holding data relating to you for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to you, including, as appropriate: (a) Information about your physical or mental health or condition in order to monitor sick leave and take decisions about your fitness to work; (b) Your racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; (c) Information relating to any criminal proceedings in which you have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties. 18.2 The Company may make such information available to any Group Company, those who provide products and services to the Company or any Group Company (such as advisers and payroll administrators) regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or any Group Company or the business in which you work. 18.3 You consent to the transfer of such information to any Group Company and the Company or any Group Company business contacts outside the European Economic Area in order to further its or their business interests even where the country or territory in question does not maintain adequate data protection standards. 19. RELEVANT LAW 19.1 This Agreement shall be governed by and construed under the laws of England and Wales and the parties hereto submit to the jurisdiction of the Courts of England and Wales. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT 19.2 A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it. 20. OVERRIDING LEGISLATION This Agreement is subject to any overriding legislation. 21. HEADINGS The headings to the clauses of this Agreement are for convenience of reference only and shall not affect the meanings or construction of anything herein contained. 22. ASSIGNMENT The benefit and burden of this Agreement shall devolve upon and be enforceable by and against not only the Company but also its assignees. 23. EFFECT OF TERMINATION The expiration or termination of this Agreement shall not operate to affect any provisions contained in this Agreement, which are specifically expressed such as to operate or have effect after this Agreement has terminated. 24. GRIEVANCE You may refer any grievance to the Company by written submissions in accordance with the Company's Grievance Procedure. To the extent that statute allows for this the Company’s Grievance Procedure is not incorporated by reference into this Agreement and therefore does not form part of your contract of employment. 25. DISCIPLINARY PROCEDURE 25.1 The Company has a disciplinary procedure. To the extent that statute allows for this the Company’s Disciplinary Procedure is not incorporated by reference into this Agreement and therefore does not form part of your contract of employment. 25.2 The Company shall be entitled prior to and during the course of any investigations to suspend you (with or without pay) and exclude you from the premises of the Company if suspension is necessary to allow a proper investigation to be conducted or if there may be circumstances, which would entitle the Company to dismiss you summarily. 26. RIGHTS OF THIRD PARTIES Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999. 27. STATUTORY INFORMATION The terms set out in this Agreement include those required to be included in a statement of the terms of your employment under section 1 and 2 of the Employment Rights Act 1996, and this Agreement is therefore also the statement required to be given to you. In order to meet the statutory requirements the Company is required to give particulars of any collective LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT agreements applicable to your employment: there are no such collective agreements applicable by your employment. 28 RESIGNATION AS A DIRECTOR 28.1 If you have been appointed a director of the Company or a Group Company at any time, you will on termination of your employment for any reason at the request of the Board (pursuant to either a resolution of the Board or members of the Company) give notice resigning immediately without claim for compensation (but without prejudice to any claim you may have for damages for breach of this Agreement): (i) as a director of the Company and all such Group Companies of which you are a director; and (ii) all trusteeships held by you of any pension scheme or other trusts established by the Company or any Group Company or any other company with which you have had dealings as a consequence of your employment with the Company. 28.2 If notice pursuant to clause 28.1 or 15.5(v) is not received by the relevant company within seven days of a request by the Company, the Company is irrevocably authorised to appoint a person to execute any documents and to do everything necessary to effect such resignation or resignations on your behalf. 28.3 Except with the prior written agreement of the Board, you will not during your employment under this Agreement voluntarily resign your office as a director of the Company or any Group Company and if you do so without the consent or concurrence of the Board, the Company will be entitled to terminate your employment pursuant to clause 15.2(e) or at the Company’s absolute discretion, to treat such resignation as notice of termination given by you to the Company pursuant to clause 15.1(i). 29 PAYMENTS MADE BY THE COMPANY AND AWARENESS OF US REGULATIONS 29.1 While payments under this contract will, in all probability, be made by a UK entity, the Company will, where applicable, take account of the various US regulations covering non- qualified deferred compensation (e.g. as required under s409A) when determining the appropriate timing of those payments. In his position as CFO, the employee will be well- placed to ensure that such discipline is followed. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT Ref to THE SCHEDULE For : Alok Maskara Clause 1. POSITION Chief Financial Officer, Luxfer Holdings PLC 1.1 2. COMMENCEMENT DATE January 1st, 2018 1.2 3. CONTINUITY OF EMPLOYMENT N/A 1.2 4. LOCATION Head Office, Salford, England 5 5. BASIC SALARY US$# 6.1 Target of #% of basic salary:  #% of basic salary for hitting budget KPIs (with 6. ANNUAL CASH BONUS a max of #% for hitting stretch targets) 6.2  #% of basic salary for hitting personal or strategic objectives Total potential bonus is #% of basic salary 7. ANNUAL LTIP AWARD #x Basic salary in performance awards 6.3 8. PENSION ARRANGEMENTS Salary Supplement of #% of basic salary 6.4 9. PRIVATE MEDICAL INSURANCE Family membership of either the US or UK 6.6 company health care plans as possible and appropriate 10. CAR AND PERKS ALLOWANCE US$# 6.9 11. HOLIDAY ENTITLEMENT 25 days plus USA bank holidays 7.1 Twelve months if the notice period expires on or prior to the 12. NOTICE PERIOD: 4th anniversary of the Commencement Date 15.1 TO BE GIVEN BY EMPLOYEE 120 days if the notice period expires after the 4th anniversary of the Commencement Date 13. NOTICE PERIOD: 15.2(i) TO BE GIVEN BY EMPLOYER Twelve months NB: The Schedule is at all times to be read in conjunction with the Contract of Employment and in the event of conflict the latter shall prevail. LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE

LUXFER HOLDINGS PLC SERVICE AGREEMENT This Agreement has been signed on behalf of the Company and executed and delivered as a deed by Heather Harding on the date set out below Signed for and on behalf of Luxfer Holdings PLC: Director SIGNED: ………………………………………………………………………… NAME: ………………………………………………………………………… DATED: ………………………………………………………………………… Secretary SIGNED: ………………………………………………………………………… NAME: ………………………………………………………………………… DATED: ………………………………………………………………………… Executed and Delivered as a Deed by ---- ------- SIGNED: ………………………………………………………………………… NAME: ………………………………………………………………………… DATED: ………………………………………………………………………… WITNESSED BY: SIGNED: ………………………………………………………………………… NAME: ………………………………………………………………………… DATED: ………………………………………………………………………… LUXFER HOLDINGS PLC Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE